Exhibit 99.1

General Cannabis Corp Prices $3,000,000 Registered Direct Offering

DENVER, May 31, 2019 – GENERAL CANNABIS CORP (OTCQX: CANN) (“General Cannabis” or the “Company”), the comprehensive national resource to the regulated cannabis industry, today announced it has entered into definitive agreements with investors for the purchase and sale of (i) 3,000,000 shares of common stock, par value $0.001 per share, and (ii) warrants to purchase up to 3,000,000 shares of common stock at a combined offering price of $1.00 per share, pursuant to a registered direct offering. The warrants will have an exercise price of $1.30 per share, will be immediately exercisable and will expire five years from the date of issuance. The gross proceeds from the offering are expected to be approximately $3,000,000 before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds for general corporate purposes, which may include, among other things, product development, acquisitions, capital expenditures, repayment of existing indebtedness and other business opportunities. The closing of the registered direct offering is expected to take place on or about June 4, 2019, subject to the satisfaction of customary closing conditions.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-222907) previously filed with the U.S. Securities and Exchange Commission (the “SEC”), on February 7, 2018, and declared effective on February 12, 2018. A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About General Cannabis

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, marketing, operational consulting and products, real estate and financing. As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed.

For more information, visit www.generalcann.com or call (303) 759-1300.

Forward-Looking Statements

This press release includes predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws, including with respect to the anticipated closing of the offering and the use of the net proceeds therefrom. While these forward-looking statements represent the Company’s current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company’s management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: “potential,” “expect”, “look forward,” “believe,” “dedicated,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by the Company herein include those disclosed under “Risk Factors” in the prospectus supplement and the accompany prospectus, as well as in the Company’s periodic reports and other filings with the SEC, copies of which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update these statements after the date of this press release.

Contact:

Brian Andrews

CFO, General Cannabis Corp

(303) 759-1300